INDEPENDENT AUDITORS´ CONSENT

We consent to the incorporation by reference in Registration Statement No.'s
33-58912, 33-76036, 33-99096, 333-35122 and 333-81916 of Home Federal Bancorp on
Form S-8 of our report dated January 17, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the
Company changing its method of accounting for derivative instruments and hedging activities, effective July 1, 2000), appearing in the Annual Report on Form 10-K of Home Federal Bancorp for the six month period ended December 31, 2002.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 27, 2003